RBC Capital Markets®	Filed Pursuant to Rule 433 Registration Statement No. 333-163632

This preliminary terms supplement amends the preliminary terms supplement dated May 6, 2010. The information in this preliminary terms supplement is not complete and may be changed.

Preliminary Terms Supplement

Subject to Completion:
Dated May 11, 2010

Pricing Supplement Dated May __, 2010 to the Product
Prospectus Supplement Dated April 9, 2010, Prospectus
Dated January 11, 2010, and Prospectus Supplement Dated
January 11, 2010
$ __________ Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer Royal Bank of Canada

Royal Bank of Canada is offering forty (40) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this terms supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” beginning on page PS-3 of the product prospectus supplement dated April 9, 2010.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this terms supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Forty RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	May 13, 2010	Principal Amount:	$1,000 per RevCons
Issuance Date:	May 18, 2010	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Share Price:	The closing price of the Reference Stock on the pricing date.	Final Share Price:	The closing price of the Reference Stock on the valuation date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From the Pricing Date to the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Share Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2059	Arch Coal, Inc. (ACI)	19.75%	80.00%	3 Months	78008HZ37	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2060	Apollo Group, Inc. (APOL)	20.25%	80.00%	3 Months	78008HZ45	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2061	ATP Oil & Gas Corporation (ATPG)	38.00%	65.00%	3 Months	78008HZ52	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2062	Peabody Energy Corporation (BTU)	18.00%	80.00%	3 Months	78008HZ60	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2063	Continental Airlines Inc. (CAL)	27.50%	75.00%	3 Months	78008HZ78	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

(continued on the next page)
RBC Capital Markets Corporation

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2064	CONSOL Energy Inc. (CNX)	15.25%	80.00%	3 Months	78008HZ86	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2065	Delta Air Lines, Inc. (DAL)	25.75%	75.00%	3 Months	78008HZ94	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2066	DryShips Inc. (DRYS)	31.75%	75.00%	3 Months	78008H2A7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2067	Elan Corporation plc (ELN)	20.50%	80.00%	3 Months	78008H2B5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2068	Fifth Third Bancorp (FITB)	14.75%	80.00%	3 Months	78008H2C3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2069	First Solar, Inc. (FSLR)	19.25%	80.00%	3 Months	78008H2D1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2070	Fuel Systems Solutions Inc. (FSYS)	25.75%	75.00%	3 Months	78008H2E9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2071	Green Mountain Coffee Roasters, Inc. (GMCR)	20.00%	80.00%	3 Months	78008H2F6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2072	Genworth Financial Inc. (GNW)	24.25%	75.00%	3 Months	78008H2G4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2073	The Hartford Financial Servcies Group, Inc. (HIG)	18.50%	80.00%	3 Months	78008H2H2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2074	Hutchinson Technology Incorporated (HTCH)	25.00%	70.00%	3 Months	78008H2J8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2075	Imax Corporation (IMAX)	26.00%	75.00%	3 Months	78008H2K5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2076	Joy Global Inc. (JOYG)	24.50%	80.00%	3 Months	78008H2L3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2077	KeyCorp (KEY)	21.00%	80.00%	3 Months	78008H2M1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2078	Las Vegas Sands Corp. (LVS)	30.50%	70.00%	3 Months	78008H2N9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2079	Massey Energy Company (MEE)	23.50%	70.00%	3 Months	78008H2P4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2080	MercadoLibre Inc. (MELI)	16.00%	80.00%	3 Months	78008H2Q2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2081	McMoRan Exploration Co. (MMR)	40.00%	70.00%	3 Months	78008H2R0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2082	Melco Crown Entertainment. Ltd. (MPEL)	36.00%	70.00%	3 Months	78008H2S8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2083	Sprint Nextel Corporation (S)	24.00%	75.00%	3 Months	78008H2T6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2084	Trina Solar Limited (TSL)	33.00%	70.00%	3 Months	78008H2U3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2085	Wynn Resorts Limited (WYNN)	21.50%	80.00%	3 Months	78008H2V1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2086	United States Steel Corporation (X)	21.50%	75.00%	3 Months	78008H2W9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2087	Alcoa Inc. (AA)	15.00%	80.00%	6 Months	78008H2X7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2088	Amazon.com, Inc. (AMZN)	14.75%	75.00%	6 Months	78008H2Y5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2089	Yamana Gold Inc. (AUY)	14.50%	75.00%	6 Months	78008H2Z2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2090	Bank of America Corporation (BAC)	16.25%	80.00%	6 Months	78008H3A6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

(continued on the next page)
RBC Capital Markets Corporation
P2

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2091	Boston Scientific Corporation (BSX)	16.25%	80.00%	6 Months	78008H3B4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2092	Caterpillar Inc. (CAT)	14.50%	80.00%	6 Months	78008H3C2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2093	Chesapeake Energy Corporation (CHK)	11.00%	80.00%	6 Months	78008H3D0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2094	Ford Motor Company (F)	17.00%	80.00%	6 Months	78008H3E8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2095	Freeport-McMoRan Copper & Gold, Inc. (FCX)	16.00%	80.00%	6 Months	78008H3F5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2096	The Goldman Sachs Group, Inc. (GS)	16.00%	80.00%	6 Months	78008H3G3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2097	Halliburton Company (HAL)	16.00%	80.00%	6 Months	78008H3H1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2098	Lincoln National Corporation (LNC)	18.00%	75.00%	6 Months	78008H3J7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is __%.
The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this terms supplement in the initial sale of the RevCons. In addition, RBC Capital Markets Corporation or another of our affiliates may use this terms supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this terms supplement is being used in a market-making transaction.

RBC Capital Markets Corporation
P3

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this terms supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This terms supplement relates to forty (40) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock.  All of the Notes offered by this terms supplement are collectively referred to as the “Notes”. Twenty eight (28) of the Notes have a term of three months (“Three Month Notes”) and twelve (12) have a term of six months (“Six Month Notes”). The term of each Note is indicated above. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this terms supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series D

Pricing Date:	May 13, 2010

Issuance Date:	May 18, 2010

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the 18th day of each month during the term of the Note, except for the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:
Valuation Date:	August 13, 2010
Maturity Date:	August 18, 2010

Six Month Notes:
Valuation Date:	November 15, 2010
Maturity Date:	November 18, 2010

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

Initial Share Price:	The closing price of the Reference Stock on the Pricing Date.

Final Share Price:	The closing price of the Reference Stock on the Valuation Date.

RBC Capital Markets Corporation
P4

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Payment at Maturity (if held to maturity):	For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and

(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Share Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets Corporation

Secondary Market:
RBC Capital Markets Corporation (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated In the Master Note
All of the terms appearing above the item captioned “Secondary Market” on the cover page of this terms supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets Corporation
P5

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

ADDITIONAL TERMS OF YOUR NOTES

You should read this terms supplement together with the prospectus dated January 11, 2010, as supplemented by the prospectus supplement dated January 11, 2010 and the product prospectus supplement dated April 9, 2010, relating to our Senior Global Medium-Term Notes, Series D, of which these Notes are a part. Capitalized terms used but not defined in this terms supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this terms supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this terms supplement carefully.

This terms supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated April 9, 2010, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000063/m18100424b3.htm

Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000064/f17102424b3.htm

Product Prospectus Supplement dated April 9, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910001025/s48101424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Royal Bank of Canada has filed a registration statement (including a product supplement, and prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. Before you invest, you should read those documents and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus, the prospectus supplement and the prospectus if you so request by calling toll-free 866-609-6009.

RBC Capital Markets Corporation
P6

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 75% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Share Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200	100.00%	100.00%	n/a	n/a
$175	100.00%	100.00%	n/a	n/a
$150	100.00%	100.00%	n/a	n/a
$125	100.00%	100.00%	n/a	n/a
$100	100.00%	100.00%	n/a	n/a
$90	100.00%	Physical or Cash Delivery Amount	10	$900
$80	100.00%	Physical or Cash Delivery Amount	10	$800
$75	100.00%	Physical or Cash Delivery Amount	10	$750
$74.50	n/a	Physical or Cash Delivery Amount	10	$745
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

RBC Capital Markets Corporation
P7

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets Corporation
P8

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

•
RevCon 78008HZ37 (ACI): [ ]% of each stated interest payment (19.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HZ45 (APOL): [ ]% of each stated interest payment (20.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HZ52 (ATPG): [ ]% of each stated interest payment (38.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HZ60 (BTU): [ ]% of each stated interest payment (18.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HZ78 (CAL): [ ]% of each stated interest payment (27.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HZ86 (CNX): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HZ94 (DAL): [ ]% of each stated interest payment (25.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2A7 (DRYS): [ ]% of each stated interest payment (31.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2B5 (ELN): [ ]% of each stated interest payment (20.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2C3 (FITB): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2D1 (FSLR): [ ]% of each stated interest payment (19.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2E9 (FSYS): [ ]% of each stated interest payment (25.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets Corporation
P9

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

•
RevCon 78008H2F6 (GMCR): [ ]% of each stated interest payment (20.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2G4 (GNW): [ ]% of each stated interest payment (24.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2H2 (HIG): [ ]% of each stated interest payment (18.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2J8 (HTCH): [ ]% of each stated interest payment (25.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2K5 (IMAX): [ ]% of each stated interest payment (26.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2L3 (JOYG): [ ]% of each stated interest payment (24.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2M1 (KEY): [ ]% of each stated interest payment (21.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2N9 (LVS): [ ]% of each stated interest payment (30.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2P4 (MEE): [ ]% of each stated interest payment (23.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2Q2 (MELI): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2R0 (MMR): [ ]% of each stated interest payment (40.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2S8 (MPEL): [ ]% of each stated interest payment (36.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets Corporation
P10

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

•
RevCon 78008H2T6 (S): [ ]% of each stated interest payment (24.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2U3 (TSL): [ ]% of each stated interest payment (33.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2V1 (WYNN): [ ]% of each stated interest payment (21.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2W9 (X): [ ]% of each stated interest payment (21.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2X7 (AA): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2Y5 (AMZN): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H2Z2 (AUY): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H3A6 (BAC): [ ]% of each stated interest payment (16.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H3B4 (BSX): [ ]% of each stated interest payment (16.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H3C2 (CAT): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H3D0 (CHK): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H3E8 (F): [ ]% of each stated interest payment (17.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets Corporation
P11

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

•
RevCon 78008H3F5 (FCX): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H3G3 (GS): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H3H1 (HAL): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008H3J7 (LNC): [ ]% of each stated interest payment (18.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated April 9, 2010 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets Corporation
P12

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

•
Arch Coal, Inc. mines, processes, and markets low sulfur coal from surface, underground, and auger mines located in the western United States and in the central Appalachian region. The Company markets its coal primarily to electric utilities.

•
Apollo Group, Inc. provides higher education programs for working adults. The Company provides educational programs and services at the high school, undergraduate, and graduate levels online and on-campus through subsidiaries.

•
ATP Oil & Gas Corporation acquires and develops natural gas and oil properties, and produces natural gas and crude oil, primarily in the outer continental shelf of the Gulf of Mexico. The Company concentrates on proven undeveloped reserves which have not been strategic to major oil and gas exploration companies. ATP also operates in the shallow waters of the Gulf of Mexico and in the North Sea.

•
Peabody Energy Corporation mines and markets predominantly low sulfur coal, primarily for use by electric utilities. The Company also trades coal and emission allowances. Peabody owns and operates mines in Arizona, Colorado, New Mexico and Wyoming, Illinois, Indiana, and Australia. The Company also a minority interest in a Venezuelan mine through a joint venture.

•
Continental Airlines, Inc. is an air carrier that transports passengers, cargo, and mail. The Company, together with Expressjet Airlines, Inc., doing business as Continental Express and its wholly owned subsidiary, Continental Micronesia, Inc., serves airports worldwide. Continental directly serves several European cities, South American cities, Hong Kong, and Tokyo.

•
CONSOL Energy Inc. produces high-BTU bituminous coal, and also coalbed methane gas. The Company primarily produces pipeline-quality coalbed methane gas from coal properties in the Northern and the Central Appalachian basin, other western basins, and oil and gas from properties in the Appalachian and Illinois Basins.

•	Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally.

RBC Capital Markets Corporation
P13

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

•
DryShips Inc. owns and operates drybulk carriers. Commodities transported by the Company consist of major bulks, which include iron ore, coal, and grain, and minor bulks such as bauxite, phosphate and steel products. The Company also owns Ultra Deep Water Rigs.

•
Elan Corporation plc is a specialty pharmaceutical company. The Group's drug delivery technologies are designed to aid and control the absorption and utilization of active pharmaceutical compounds. Elan's Pharmaceutical division focuses on the discovery, development and commercialization of products in the areas of acute care, pain management, infectious diseases and neurology.

•
Fifth Third Bancorp is a diversified financial services company that operates banking centers in the Midwestern and Southeastern regions of the United States. The Company's principal businesses include retail banking, commercial banking, investment advisory, and data processing.

•	First Solar, Inc. designs and manufactures solar modules. The Company uses a thin film semiconductor technology to manufacture electricity-producing solar modules.

•
Fuel Systems Solutions Inc. provides advanced alternative fuel systems technology and components for internal combustion engines. The Company's products enable these engines to function using environmentally friendly gaseous fuels such as propane, natural gas, and biogas. Fuel Systems is a supplier to original equipment manufacturers and the aftermarket.

•
Green Mountain Coffee Roasters, Inc. roasts Arabica coffees and offers various coffee selections. The Company's products include single-origin, estate, certified organic, Fair Trade, signature blends, and flavored coffees sold under the Green Mountain Coffee Roasters brand. Green Mountain serves offices, supermarkets, and convenience stores, and operates a direct mail business.

•
Genworth Financial Inc. offers insurance, wealth management, investment and financial solutions The Company offers products that include life insurance products, long-term care insurance, and mortgage guarantee insurance coverage on residential mortgage loans. Genworth is active in the United States, Canada, Australia, New Zealand, Mexico and multiple European countries.

•
The Hartford Financial Services Group, Inc. provides a range of insurance products. The Company's products include property and casualty insurance, annuities, life insurance, investment services, and group insurance. Hartford Financial operates around the world.

•
Hutchinson Technology Incorporated manufactures and supplies suspension assemblies for hard disk drives. The Company's suspension assemblies hold recording heads in position above the spinning magnetic disks. Hutchinson Technology supplies its products to users of suspension assemblies around the world.

•
Imax Corporation designs and manufactures projection and sound systems for giant-screen theaters and designs custom attractions, including motion simulation theaters, for both large-scale attractions and smaller venues. The Company also manufactures digital image delivery systems in the form of digital projectors.

•	Joy Global Inc. manufactures and markets underground mining equipment and surface mining equipment. The Company's equipment is used for the extraction of ores and minerals.

RBC Capital Markets Corporation
P14

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

•
KeyCorp is a financial services holding company. The Company provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients.

•
Las Vegas Sands Corp. owns and operates casino resorts and convention centers. The Company operates in United States, Macau and Singapore. Las Vegas Sand Corp's casino's offer a wide range of gaming activities and entertainment as well as overnight accommodations, while its expo centers host a wide range of entertainment shows, expositions, and other activities.

•
Massey Energy Company produces, processes, and sells bituminous, low sulfur coal of steam and metallurgical grades through its processing and shipping centers. The Company currently operates coal mines in West Virginia, Kentucky, and Virginia. Massey provides its coal to utility, industrial, and metallurgical customers.

•
MercadoLibre Inc. operates an online trading site for the Latin American markets. The Company's website allows businesses and individuals to list items and conduct sales and purchases online in either a fixed-price or auction format. MercadoLibre offers classified advertisements for motor vehicles, vessels, aircraft, real estate and services, and offers online payment services.

•	McMoRan Exploration Co. explores for and produces oil and gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area.

•	Melco Crown Entertainment. Ltd. develops, owns and operates casino gaming and entertainment resort facilities.

•
Sprint Nextel Corporation offers a range of wireless and wireline communications services to consumer, business, and government customers. The Company develops, engineers, and deploys various technologies, including two wireless networks offering mobile data services, instant national and international push-to-talk capabilities, and a global Tier 1 Internet backbone.

•
Trina Solar Limited manufactures solar-power products including photovoltaic wafers, ingots and modules. The Company's solar modules provide reliable and environmentally-friendly electric power for residential, commercial, industrial and other applications worldwide.

•
Wynn Resorts Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada and in Macau, China. The resorts feature guest rooms and suits, restaurants, golf courses, and on-site luxury automotive dealerships.

•
United States Steel Corporation is an integrated steel producer with production operations in North America and Europe. The Company's operations include coke production in both North America and Europe and iron ore pellets in North America, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

•
Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. The Company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products.

RBC Capital Markets Corporation
P15

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

•
Amazon.com, Inc. is an online retailer that offers a wide range of products. The Company's products include books, music, videotapes, computers, electronics, home and garden, and numerous other products. Amazon offers personalized shopping services, Web-based credit card payment, and direct shipping to customers.

•	Yamana Gold Inc. is an intermediate gold producer with production, development stage, and exploration properties throughout Brazil. The Company also holds gold exploration properties in Argentina.

•
Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services. The Company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary.

•
Boston Scientific Corporation develops, manufactures, and markets minimally invasive medical devices. The Company's products are used in interventional cardiology, cardiac rhythm management, peripheral interventions, electrophysiology, neurovascular intervention, endoscopy, urology, gynecology and neuromodulation.

•
Caterpillar Inc. designs, manufactures, and markets construction, mining, agricultural, and forestry machinery. The Company also manufactures engines and other related parts for its equipment, and offers financing and insurance. Caterpillar distributes its products through a worldwide organization of dealers.

•
Chesapeake Energy Corporation produces oil and natural gas. The Company's operations are focused on discovering, developing and acquiring conventional and unconventional natural gas reserves onshore in the United States.

•	Ford Motor Company designs, manufactures, and services cars and trucks. The Company also provides vehicle-related financing, leasing, and insurance through its subsidiary.

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The Company primarily mines for copper and owns mining interests in Chile and Indonesia. Freeport-McMoRan Copper & Gold also, through a subsidiary, is involved in smelting and refining of copper concentrates.

•
The Goldman Sachs Group, Inc., a bank holding company, is a global investment banking and securities firm specializing in investment banking, trading and principal investments, asset management and securities services. The Company provides services to corporations, financial institutions, governments, and high-net worth individuals.

•
Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The Company offers services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas.

•
Lincoln National Corporation owns and operates wealth accumulation and protection businesses. The Company sells a wide range of products including institutional and/or retail fixed and indexed annuities, variable annuities, universal life insurance, variable universal life insurance, term life insurance, mutual funds, and managed accounts.

RBC Capital Markets Corporation
P16

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, 2009, as well as for the first calendar quarter of 2010 and the period from April 1, 2010 to April 30, 2010. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets Corporation
P17

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	44.15	34.31	37.97
4/1/2006	6/30/2006	56.45	37.11	42.37
7/1/2006	9/29/2006	44.13	25.88	28.91
9/30/2006	12/29/2006	37.02	25.85	30.03

1/1/2007	3/30/2007	33.79	27.18	30.69
3/31/2007	6/29/2007	42.08	30.33	34.80
6/30/2007	9/28/2007	37.00	27.76	33.74
9/29/2007	12/31/2007	45.21	32.99	44.93

1/1/2008	3/31/2008	56.14	32.98	43.50
4/1/2008	6/30/2008	77.38	41.25	75.03
7/1/2008	9/30/2008	75.37	27.91	32.89
10/1/2008	12/31/2008	32.58	10.43	16.29

1/1/2009	3/31/2009	20.62	11.77	13.37
4/1/2009	6/30/2009	19.94	12.53	15.37
7/1/2009	9/30/2009	24.00	13.01	22.13
10/1/2009	12/31/2009	25.86	19.42	22.25

1/1/2010	3/31/2010	28.14	20.07	22.85
4/1/2010	4/30/2010	28.51	23.09	27.00

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P18

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	63.26	47.27	52.51
4/1/2006	6/30/2006	56.30	50.10	51.67
7/1/2006	9/29/2006	52.00	43.10	49.24
9/30/2006	12/29/2006	53.18	33.33	38.97

1/1/2007	3/30/2007	48.85	39.02	43.90
3/31/2007	6/29/2007	58.45	42.59	58.43
6/30/2007	9/28/2007	65.49	53.50	60.15
9/29/2007	12/31/2007	80.75	60.03	70.15

1/1/2008	3/31/2008	81.68	37.92	43.20
4/1/2008	6/30/2008	55.64	42.32	44.26
7/1/2008	9/30/2008	68.48	43.79	59.30
10/1/2008	12/31/2008	78.61	48.32	76.62

1/1/2009	3/31/2009	90.00	61.99	78.33
4/1/2009	6/30/2009	72.50	55.35	71.12
7/1/2009	9/30/2009	74.75	62.85	73.67
10/1/2009	12/31/2009	76.86	52.79	60.58

1/1/2010	3/31/2010	65.72	55.25	61.29
4/1/2010	4/30/2010	66.67	57.37	57.41

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P19

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	44.05	36.05	43.91
4/1/2006	6/30/2006	49.70	35.05	41.93
7/1/2006	9/29/2006	43.30	35.37	36.94
9/30/2006	12/29/2006	47.25	34.18	39.57

1/1/2007	3/30/2007	43.65	35.15	37.60
3/31/2007	6/29/2007	49.00	37.46	48.64
6/30/2007	9/28/2007	49.39	38.44	47.03
9/29/2007	12/31/2007	57.58	43.21	50.54

1/1/2008	3/31/2008	52.25	28.89	32.72
4/1/2008	6/30/2008	47.35	26.55	39.47
7/1/2008	9/30/2008	41.50	16.17	17.81
10/1/2008	12/31/2008	18.69	3.89	5.85

1/1/2009	3/31/2009	7.92	2.75	5.13
4/1/2009	6/30/2009	10.16	4.84	6.96
7/1/2009	9/30/2009	22.98	5.22	17.89
10/1/2009	12/31/2009	21.87	14.40	18.28

1/1/2010	3/31/2010	20.57	12.72	18.81
4/1/2010	4/30/2010	23.97	18.21	18.26

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P20

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	49.15	38.61	47.20
4/1/2006	6/30/2006	71.43	43.83	52.20
7/1/2006	9/29/2006	56.00	30.85	34.43
9/30/2006	12/29/2006	45.49	31.88	37.83

1/1/2007	3/30/2007	41.76	33.89	37.67
3/31/2007	6/29/2007	52.20	37.41	45.30
6/30/2007	9/28/2007	47.74	35.97	44.82
9/29/2007	12/31/2007	62.55	44.49	61.64

1/1/2008	3/31/2008	63.96	42.05	51.00
4/1/2008	6/30/2008	88.69	49.38	88.05
7/1/2008	9/30/2008	88.26	39.10	45.00
10/1/2008	12/31/2008	43.98	16.01	22.75

1/1/2009	3/31/2009	30.95	20.17	25.04
4/1/2009	6/30/2009	37.44	23.64	30.16
7/1/2009	9/30/2009	41.54	27.20	37.22
10/1/2009	12/31/2009	48.14	34.54	45.21

1/1/2010	3/31/2010	51.94	39.90	45.70
4/1/2010	4/30/2010	50.25	44.21	46.72

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P21

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	28.88	16.77	26.90
4/1/2006	6/30/2006	31.02	22.56	29.80
7/1/2006	9/29/2006	32.04	22.05	28.31
9/30/2006	12/29/2006	46.29	28.56	41.25

1/1/2007	3/30/2007	52.40	35.23	36.39
3/31/2007	6/29/2007	44.10	32.01	33.87
6/30/2007	9/28/2007	38.61	26.21	33.03
9/29/2007	12/31/2007	37.79	21.59	22.25

1/1/2008	3/31/2008	31.25	17.19	19.23
4/1/2008	6/30/2008	23.40	9.70	10.11
7/1/2008	9/30/2008	21.39	5.91	16.68
10/1/2008	12/31/2008	20.89	9.90	18.06

1/1/2009	3/31/2009	21.83	6.38	8.81
4/1/2009	6/30/2009	15.75	7.86	8.86
7/1/2009	9/30/2009	17.55	8.87	16.44
10/1/2009	12/31/2009	18.73	10.94	17.92

1/1/2010	3/31/2010	23.64	16.82	21.97
4/1/2010	4/30/2010	24.28	19.90	22.35

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P22

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	37.67	30.00	37.08
4/1/2006	6/30/2006	49.09	35.12	46.72
7/1/2006	9/29/2006	48.90	28.10	31.73
9/30/2006	12/29/2006	38.71	28.69	32.13

1/1/2007	3/30/2007	39.65	29.15	39.13
3/31/2007	6/29/2007	49.85	38.89	46.11
6/30/2007	9/28/2007	50.21	34.37	46.60
9/29/2007	12/31/2007	74.18	45.04	71.52

1/1/2008	3/31/2008	84.18	53.66	69.19
4/1/2008	6/30/2008	119.10	67.33	112.37
7/1/2008	9/30/2008	112.21	36.25	45.89
10/1/2008	12/31/2008	44.13	18.51	28.58

1/1/2009	3/31/2009	37.61	22.49	25.24
4/1/2009	6/30/2009	44.11	24.05	33.96
7/1/2009	9/30/2009	49.84	28.61	45.11
10/1/2009	12/31/2009	53.50	42.18	49.80

1/1/2010	3/31/2010	57.93	41.81	42.66
4/1/2010	4/30/2010	46.94	40.97	44.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P23

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
3/31/2007	6/29/2007	23.25	18.02	19.70
6/30/2007	9/28/2007	21.80	14.94	17.95
9/29/2007	12/31/2007	21.10	14.04	14.89

1/1/2008	3/31/2008	18.97	7.94	8.60
4/1/2008	6/30/2008	10.75	4.84	5.70
7/1/2008	9/30/2008	10.26	4.00	7.45
10/1/2008	12/31/2008	11.90	5.11	11.46

1/1/2009	3/31/2009	12.65	3.52	5.63
4/1/2009	6/30/2009	8.27	5.31	5.79
7/1/2009	9/30/2009	9.88	5.56	8.96
10/1/2009	12/31/2009	12.08	6.78	11.38

1/1/2010	3/31/2010	14.90	10.93	14.59
4/1/2010	4/30/2010	14.94	11.96	12.08

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P24

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	13.84	9.90	10.58
4/1/2006	6/30/2006	11.25	8.50	10.79
7/1/2006	9/29/2006	14.89	10.28	13.40
9/30/2006	12/29/2006	18.06	12.63	18.01

1/1/2007	3/30/2007	23.67	16.85	22.53
3/31/2007	6/29/2007	44.75	22.66	43.38
6/30/2007	9/28/2007	93.35	43.51	90.85
9/29/2007	12/31/2007	131.34	69.63	77.40

1/1/2008	3/31/2008	88.49	48.24	59.91
4/1/2008	6/30/2008	116.43	58.65	80.18
7/1/2008	9/30/2008	81.45	30.52	35.49
10/1/2008	12/31/2008	38.86	3.04	10.66

1/1/2009	3/31/2009	17.35	2.73	5.09
4/1/2009	6/30/2009	11.48	4.35	5.78
7/1/2009	9/30/2009	7.99	4.90	6.63
10/1/2009	12/31/2009	7.62	5.66	5.82

1/1/2010	3/31/2010	6.95	5.07	5.84
4/1/2010	4/30/2010	6.82	5.75	5.80

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P25

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	16.83	11.88	14.44
4/1/2006	6/30/2006	19.35	14.06	16.70
7/1/2006	9/29/2006	16.85	13.16	15.38
9/30/2006	12/29/2006	16.14	13.81	14.75

1/1/2007	3/30/2007	15.10	11.70	13.29
3/31/2007	6/29/2007	22.40	13.31	21.93
6/30/2007	9/28/2007	22.88	16.38	21.04
9/29/2007	12/31/2007	24.90	20.92	21.98

1/1/2008	3/31/2008	26.87	17.82	20.86
4/1/2008	6/30/2008	36.00	20.53	35.55
7/1/2008	9/30/2008	37.44	9.55	10.67
10/1/2008	12/31/2008	11.52	4.99	6.00

1/1/2009	3/31/2009	9.13	4.85	6.64
4/1/2009	6/30/2009	8.58	5.41	6.37
7/1/2009	9/30/2009	8.58	6.44	7.11
10/1/2009	12/31/2009	7.12	4.61	6.52

1/1/2010	3/31/2010	8.17	6.53	7.58
4/1/2010	4/30/2010	8.23	6.59	6.72

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P26

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	41.43	36.30	39.36
4/1/2006	6/30/2006	41.02	35.86	36.95
7/1/2006	9/29/2006	40.18	35.95	38.08
9/30/2006	12/29/2006	41.56	37.75	40.93

1/1/2007	3/30/2007	41.41	37.93	38.69
3/31/2007	6/29/2007	43.32	37.88	39.77
6/30/2007	9/28/2007	41.17	33.60	33.88
9/29/2007	12/31/2007	35.33	24.82	25.13

1/1/2008	3/31/2008	28.58	20.25	20.92
4/1/2008	6/30/2008	23.75	8.96	10.18
7/1/2008	9/30/2008	21.00	7.96	11.90
10/1/2008	12/31/2008	14.75	6.33	8.26

1/1/2009	3/31/2009	8.65	1.01	2.92
4/1/2009	6/30/2009	9.15	2.50	7.10
7/1/2009	9/30/2009	11.20	6.34	10.13
10/1/2009	12/31/2009	10.90	8.76	9.75

1/1/2010	3/31/2010	14.04	9.82	13.59
4/1/2010	4/30/2010	15.95	13.47	14.91

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P27

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
9/30/2006	12/29/2006	30.00	23.59	29.80

1/1/2007	3/30/2007	59.88	27.54	52.01
3/31/2007	6/29/2007	91.10	52.10	89.29
6/30/2007	9/28/2007	123.21	74.77	117.74
9/29/2007	12/31/2007	283.00	119.95	267.14

1/1/2008	3/31/2008	272.47	143.34	231.14
4/1/2008	6/30/2008	317.00	232.20	272.82
7/1/2008	9/30/2008	301.30	176.07	188.91
10/1/2008	12/31/2008	202.88	85.28	137.96

1/1/2009	3/31/2009	165.20	100.93	132.70
4/1/2009	6/30/2009	207.51	129.90	162.12
7/1/2009	9/30/2009	176.00	112.12	152.86
10/1/2009	12/31/2009	162.20	115.09	135.40

1/1/2010	3/31/2010	142.46	98.71	122.65
4/1/2010	4/30/2010	152.53	118.94	143.55

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P28

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	13.70	9.96	13.04
4/1/2006	6/30/2006	24.98	12.04	21.34
7/1/2006	9/29/2006	22.42	11.08	12.72
9/30/2006	12/29/2006	23.11	11.68	22.08

1/1/2007	3/30/2007	25.11	16.49	18.52
3/31/2007	6/29/2007	19.70	14.95	16.58
6/30/2007	9/28/2007	22.38	16.13	17.86
9/29/2007	12/31/2007	21.00	12.60	14.29

1/1/2008	3/31/2008	14.94	9.80	13.33
4/1/2008	6/30/2008	41.84	12.96	38.50
7/1/2008	9/30/2008	61.22	25.68	34.45
10/1/2008	12/31/2008	39.99	21.92	32.76

1/1/2009	3/31/2009	36.32	9.87	13.48
4/1/2009	6/30/2009	26.75	12.95	20.19
7/1/2009	9/30/2009	38.31	18.14	35.99
10/1/2009	12/31/2009	52.46	30.73	41.24

1/1/2010	3/31/2010	51.93	26.10	31.96
4/1/2010	4/30/2010	34.89	29.50	31.47

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P29

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	9.27	8.44	8.83
4/1/2006	6/30/2006	10.03	7.85	8.93
7/1/2006	9/29/2006	9.17	7.78	8.18
9/30/2006	12/29/2006	11.91	8.00	10.94

1/1/2007	3/30/2007	14.56	10.93	14.01
3/31/2007	6/29/2007	18.15	13.48	17.50
6/30/2007	9/28/2007	28.62	17.37	22.13
9/29/2007	12/31/2007	28.00	19.73	27.13

1/1/2008	3/31/2008	27.88	16.67	21.10
4/1/2008	6/30/2008	29.83	19.40	25.05
7/1/2008	9/30/2008	28.00	20.97	26.23
10/1/2008	12/31/2008	27.33	15.57	25.80

1/1/2009	3/31/2009	33.66	21.40	32.00
4/1/2009	6/30/2009	63.63	30.57	59.12
7/1/2009	9/30/2009	75.88	53.29	73.84
10/1/2009	12/31/2009	82.95	59.60	81.47

1/1/2010	3/31/2010	98.50	78.12	96.82
4/1/2010	4/30/2010	99.59	72.60	72.66

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P30

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	35.13	31.54	33.43
4/1/2006	6/30/2006	35.22	31.00	34.84
7/1/2006	9/29/2006	36.37	32.96	35.01
9/30/2006	12/29/2006	36.47	32.18	34.21

1/1/2007	3/30/2007	37.16	33.69	34.94
3/31/2007	6/29/2007	37.00	34.05	34.40
6/30/2007	9/28/2007	35.20	26.50	30.73
9/29/2007	12/31/2007	31.99	23.26	25.45

1/1/2008	3/31/2008	25.57	19.75	22.64
4/1/2008	6/30/2008	24.88	17.70	17.81
7/1/2008	9/30/2008	19.60	3.51	8.61
10/1/2008	12/31/2008	8.32	0.71	2.83

1/1/2009	3/31/2009	3.38	0.78	1.90
4/1/2009	6/30/2009	7.41	1.76	6.99
7/1/2009	9/30/2009	13.68	5.02	11.95
10/1/2009	12/31/2009	12.40	8.38	11.35

1/1/2010	3/31/2010	18.70	11.52	18.34
4/1/2010	4/30/2010	19.36	16.51	16.52

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P31

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	89.12	79.24	80.55
4/1/2006	6/30/2006	93.95	80.14	84.60
7/1/2006	9/29/2006	88.51	79.55	86.75
9/30/2006	12/29/2006	93.75	83.78	93.31

1/1/2007	3/30/2007	97.95	90.30	95.58
3/31/2007	6/29/2007	106.23	94.89	98.51
6/30/2007	9/28/2007	100.54	83.00	92.55
9/29/2007	12/31/2007	99.14	86.37	87.19

1/1/2008	3/31/2008	87.88	63.98	75.77
4/1/2008	6/30/2008	79.88	64.41	64.57
7/1/2008	9/30/2008	68.35	31.50	40.99
10/1/2008	12/31/2008	39.74	4.16	16.42

1/1/2009	3/31/2009	19.91	3.33	7.85
4/1/2009	6/30/2009	18.16	7.16	11.87
7/1/2009	9/30/2009	29.00	10.00	26.50
10/1/2009	12/31/2009	29.59	22.89	23.26

1/1/2010	3/31/2010	29.12	21.60	28.42
4/1/2010	4/30/2010	30.45	26.63	28.57

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P32

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	31.24	25.76	30.17
4/1/2006	6/30/2006	30.79	20.82	21.63
7/1/2006	9/29/2006	22.38	17.31	21.03
9/30/2006	12/29/2006	24.58	20.65	23.57

1/1/2007	3/30/2007	24.18	20.36	23.35
3/31/2007	6/29/2007	23.50	17.69	18.81
6/30/2007	9/28/2007	25.54	18.61	24.60
9/29/2007	12/31/2007	27.85	22.91	26.32

1/1/2008	3/31/2008	26.63	15.00	15.91
4/1/2008	6/30/2008	17.08	13.43	13.44
7/1/2008	9/30/2008	16.30	10.59	11.58
10/1/2008	12/31/2008	11.84	1.72	3.48

1/1/2009	3/31/2009	4.48	1.25	2.60
4/1/2009	6/30/2009	3.05	1.49	1.95
7/1/2009	9/30/2009	8.74	1.88	7.10
10/1/2009	12/31/2009	10.46	5.54	10.26

1/1/2010	3/31/2010	11.51	5.83	6.24
4/1/2010	4/30/2010	8.15	5.56	6.09

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P33

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	10.95	7.14	10.15
4/1/2006	6/30/2006	10.38	8.17	9.16
7/1/2006	9/29/2006	10.92	4.43	4.89
9/30/2006	12/29/2006	5.20	3.32	3.76

1/1/2007	3/30/2007	5.52	3.61	5.04
3/31/2007	6/29/2007	5.68	4.06	4.22
6/30/2007	9/28/2007	5.21	3.72	4.20
9/29/2007	12/31/2007	7.94	4.05	6.82

1/1/2008	3/31/2008	7.39	5.27	6.97
4/1/2008	6/30/2008	7.74	6.45	6.84
7/1/2008	9/30/2008	8.28	5.65	5.92
10/1/2008	12/31/2008	5.94	2.42	4.46

1/1/2009	3/31/2009	5.49	3.78	4.31
4/1/2009	6/30/2009	8.49	4.28	8.12
7/1/2009	9/30/2009	10.13	7.14	9.41
10/1/2009	12/31/2009	13.87	9.00	13.30

1/1/2010	3/31/2010	18.25	11.50	17.99
4/1/2010	4/30/2010	21.29	16.46	18.90

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P34

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	61.91	41.57	59.77
4/1/2006	6/30/2006	72.23	44.75	52.09
7/1/2006	9/29/2006	53.80	31.32	37.61
9/30/2006	12/29/2006	50.77	35.59	48.34

1/1/2007	3/30/2007	55.80	40.36	42.90
3/31/2007	6/29/2007	61.99	42.43	58.33
6/30/2007	9/28/2007	65.50	42.10	50.86
9/29/2007	12/31/2007	67.57	48.76	65.82

1/1/2008	3/31/2008	72.00	47.97	65.16
4/1/2008	6/30/2008	89.98	62.76	75.83
7/1/2008	9/30/2008	78.55	35.82	45.14
10/1/2008	12/31/2008	44.70	14.30	22.89

1/1/2009	3/31/2009	28.06	15.38	21.30
4/1/2009	6/30/2009	42.25	20.29	35.72
7/1/2009	9/30/2009	50.56	30.21	48.94
10/1/2009	12/31/2009	59.27	43.81	51.59

1/1/2010	3/31/2010	61.28	42.47	56.60
4/1/2010	4/30/2010	65.93	56.79	56.81

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P35

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	37.67	32.96	36.80
4/1/2006	6/30/2006	38.31	34.24	35.68
7/1/2006	9/29/2006	38.15	34.48	37.44
9/30/2006	12/29/2006	38.62	35.73	38.03

1/1/2007	3/30/2007	39.90	35.94	37.47
3/31/2007	6/29/2007	38.95	34.15	34.33
6/30/2007	9/28/2007	37.09	31.38	32.33
9/29/2007	12/31/2007	34.05	21.56	23.45

1/1/2008	3/31/2008	27.23	20.19	21.95
4/1/2008	6/30/2008	26.12	10.80	10.98
7/1/2008	9/30/2008	16.00	7.94	11.94
10/1/2008	12/31/2008	15.20	4.99	8.52

1/1/2009	3/31/2009	9.31	4.84	7.87
4/1/2009	6/30/2009	9.81	4.46	5.24
7/1/2009	9/30/2009	7.06	4.40	6.50
10/1/2009	12/31/2009	6.85	5.29	5.55

1/1/2010	3/31/2010	8.18	5.65	7.75
4/1/2010	4/30/2010	9.84	7.72	9.02

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P36

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	58.02	38.44	56.66
4/1/2006	6/30/2006	78.90	54.68	77.86
7/1/2006	9/29/2006	77.86	57.71	68.35
9/30/2006	12/29/2006	97.25	66.06	89.48

1/1/2007	3/30/2007	109.45	81.01	86.61
3/31/2007	6/29/2007	91.91	71.24	76.39
6/30/2007	9/28/2007	142.75	75.56	133.42
9/29/2007	12/31/2007	148.76	102.50	103.05

1/1/2008	3/31/2008	105.35	70.00	73.64
4/1/2008	6/30/2008	83.13	45.30	47.44
7/1/2008	9/30/2008	59.00	30.56	36.11
10/1/2008	12/31/2008	37.00	2.89	5.93

1/1/2009	3/31/2009	9.15	1.38	3.01
4/1/2009	6/30/2009	11.84	3.08	7.86
7/1/2009	9/30/2009	20.73	6.32	16.84
10/1/2009	12/31/2009	18.83	12.95	14.94

1/1/2010	3/31/2010	22.49	14.89	21.15
4/1/2010	4/30/2010	26.56	20.70	24.86

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P37

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	41.51	33.10	36.07
4/1/2006	6/30/2006	44.34	32.15	36.00
7/1/2006	9/29/2006	37.05	18.77	20.94
9/30/2006	12/29/2006	27.98	19.31	23.23

1/1/2007	3/30/2007	26.35	21.57	23.99
3/31/2007	6/29/2007	30.73	24.00	26.65
6/30/2007	9/28/2007	26.80	16.02	21.82
9/29/2007	12/31/2007	37.98	21.50	35.75

1/1/2008	3/31/2008	44.00	26.69	36.50
4/1/2008	6/30/2008	95.70	35.33	93.75
7/1/2008	9/30/2008	93.98	31.17	35.67
10/1/2008	12/31/2008	35.00	10.06	13.79

1/1/2009	3/31/2009	18.69	9.62	10.12
4/1/2009	6/30/2009	26.46	9.80	19.54
7/1/2009	9/30/2009	33.51	15.85	27.89
10/1/2009	12/31/2009	44.25	25.52	42.01

1/1/2010	3/31/2010	54.66	37.41	52.29
4/1/2010	4/30/2010	54.80	36.51	36.63

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P38

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
6/30/2007	9/28/2007	41.30	22.00	36.63
9/29/2007	12/31/2007	81.15	32.67	73.88

1/1/2008	3/31/2008	76.80	31.04	39.76
4/1/2008	6/30/2008	57.68	33.13	34.49
7/1/2008	9/30/2008	38.50	17.11	20.35
10/1/2008	12/31/2008	23.15	7.91	16.41

1/1/2009	3/31/2009	20.45	11.70	18.55
4/1/2009	6/30/2009	29.58	18.17	26.88
7/1/2009	9/30/2009	39.87	22.88	38.46
10/1/2009	12/31/2009	55.72	34.82	51.87

1/1/2010	3/31/2010	52.37	35.50	48.21
4/1/2010	4/30/2010	54.88	46.30	50.42

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P39

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	21.12	16.77	17.84
4/1/2006	6/30/2006	19.63	14.44	17.60
7/1/2006	9/29/2006	19.42	16.60	17.74
9/30/2006	12/29/2006	18.46	13.95	14.22

1/1/2007	3/30/2007	15.53	11.03	13.71
3/31/2007	6/29/2007	15.72	12.51	14.00
6/30/2007	9/28/2007	17.93	12.96	13.45
9/29/2007	12/31/2007	15.80	10.72	13.09

1/1/2008	3/31/2008	18.44	12.50	17.29
4/1/2008	6/30/2008	35.50	17.50	27.52
7/1/2008	9/30/2008	29.85	19.58	23.64
10/1/2008	12/31/2008	23.25	7.39	9.80

1/1/2009	3/31/2009	12.35	3.14	4.70
4/1/2009	6/30/2009	7.71	4.26	5.96
7/1/2009	9/30/2009	9.35	4.72	7.55
10/1/2009	12/31/2009	9.78	6.77	8.02

1/1/2010	3/31/2010	18.79	8.21	14.63
4/1/2010	4/30/2010	17.10	11.23	11.94

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P40

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
9/30/2006	12/29/2006	23.00	18.89	21.26

1/1/2007	3/30/2007	22.34	14.12	16.14
3/31/2007	6/29/2007	19.45	11.29	12.56
6/30/2007	9/28/2007	17.00	9.95	16.50
9/29/2007	12/31/2007	19.09	11.34	11.56

1/1/2008	3/31/2008	13.23	8.20	11.38
4/1/2008	6/30/2008	14.76	9.00	9.32
7/1/2008	9/30/2008	9.63	3.78	3.99
10/1/2008	12/31/2008	4.89	2.31	3.17

1/1/2009	3/31/2009	4.65	2.27	3.28
4/1/2009	6/30/2009	6.60	3.32	4.50
7/1/2009	9/30/2009	8.45	4.06	6.96
10/1/2009	12/31/2009	7.35	3.26	3.37

1/1/2010	3/31/2010	5.37	3.30	4.82
4/1/2010	4/30/2010	5.68	4.45	4.76

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P41

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	23.80	20.39	23.44
4/1/2006	6/30/2006	24.39	19.38	19.99
7/1/2006	9/29/2006	20.77	15.96	17.15
9/30/2006	12/29/2006	20.62	16.76	18.89

1/1/2007	3/30/2007	20.42	16.93	18.96
3/31/2007	6/29/2007	23.42	18.89	20.71
6/30/2007	9/28/2007	22.63	17.24	19.00
9/29/2007	12/31/2007	19.70	12.96	13.13

1/1/2008	3/31/2008	13.16	5.49	6.69
4/1/2008	6/30/2008	9.94	6.27	9.50
7/1/2008	9/30/2008	9.69	5.75	6.10
10/1/2008	12/31/2008	6.72	1.35	1.83

1/1/2009	3/31/2009	4.20	1.83	3.57
4/1/2009	6/30/2009	5.94	3.49	4.81
7/1/2009	9/30/2009	4.91	3.50	3.95
10/1/2009	12/31/2009	4.41	2.78	3.66

1/1/2010	3/31/2010	4.23	3.10	3.80
4/1/2010	4/30/2010	4.46	3.82	4.25

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P42

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
9/30/2006	12/29/2006	13.38	9.41	9.45

1/1/2007	3/30/2007	25.47	8.80	22.04
3/31/2007	6/29/2007	34.45	19.38	25.73
6/30/2007	9/28/2007	36.53	19.40	28.49
9/29/2007	12/31/2007	34.13	16.30	26.90

1/1/2008	3/31/2008	28.25	12.94	15.37
4/1/2008	6/30/2008	26.75	14.82	15.32
7/1/2008	9/30/2008	17.46	11.03	11.48
10/1/2008	12/31/2008	12.37	2.81	4.65

1/1/2009	3/31/2009	6.89	2.88	5.21
4/1/2009	6/30/2009	14.20	5.09	12.82
7/1/2009	9/30/2009	17.95	10.05	16.09
10/1/2009	12/31/2009	28.20	14.39	26.99

1/1/2010	3/31/2010	31.12	19.53	24.41
4/1/2010	4/30/2010	27.57	23.28	25.87

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P43

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	66.24	44.11	64.64
4/1/2006	6/30/2006	67.45	54.56	61.65
7/1/2006	9/29/2006	66.32	51.16	57.20
9/30/2006	12/29/2006	88.44	55.95	84.31

1/1/2007	3/30/2007	102.95	80.01	85.22
3/31/2007	6/29/2007	97.00	76.84	80.57
6/30/2007	9/28/2007	151.63	79.43	141.54
9/29/2007	12/31/2007	158.24	104.05	105.58

1/1/2008	3/31/2008	117.49	85.61	94.76
4/1/2008	6/30/2008	109.74	73.14	76.60
7/1/2008	9/30/2008	112.74	65.23	76.87
10/1/2008	12/31/2008	78.80	26.56	39.79

1/1/2009	3/31/2009	52.16	13.65	18.80
4/1/2009	6/30/2009	47.80	18.38	33.24
7/1/2009	9/30/2009	70.52	27.35	66.75
10/1/2009	12/31/2009	67.70	48.72	58.23

1/1/2010	3/31/2010	77.95	59.70	75.83
4/1/2010	4/30/2010	93.99	75.25	88.24

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P44

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	64.47	48.05	60.68
4/1/2006	6/30/2006	77.52	56.15	70.12
7/1/2006	9/29/2006	70.66	53.63	57.68
9/30/2006	12/29/2006	79.01	54.18	73.14

1/1/2007	3/30/2007	101.60	68.83	99.17
3/31/2007	6/29/2007	127.26	99.07	108.75
6/30/2007	9/28/2007	116.37	74.47	105.94
9/29/2007	12/31/2007	121.11	85.05	120.91

1/1/2008	3/31/2008	128.30	91.11	126.87
4/1/2008	6/30/2008	196.00	122.00	184.78
7/1/2008	9/30/2008	180.57	68.63	77.61
10/1/2008	12/31/2008	77.92	20.73	37.20

1/1/2009	3/31/2009	41.30	16.66	21.13
4/1/2009	6/30/2009	43.15	20.18	35.74
7/1/2009	9/30/2009	51.65	29.36	44.37
10/1/2009	12/31/2009	58.19	33.25	55.12

1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	4/30/2010	70.95	54.30	54.66

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P45

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	32.19	28.39	30.56
4/1/2006	6/30/2006	36.96	28.55	32.36
7/1/2006	9/29/2006	34.00	26.60	28.04
9/30/2006	12/29/2006	31.30	26.39	30.01

1/1/2007	3/30/2007	36.05	28.09	33.90
3/31/2007	6/29/2007	42.90	33.63	40.53
6/30/2007	9/28/2007	48.77	30.25	39.12
9/29/2007	12/31/2007	40.70	33.22	36.55

1/1/2008	3/31/2008	39.67	26.69	36.06
4/1/2008	6/30/2008	44.76	33.65	35.62
7/1/2008	9/30/2008	35.66	21.03	22.58
10/1/2008	12/31/2008	22.30	6.82	11.26

1/1/2009	3/31/2009	12.44	4.98	7.34
4/1/2009	6/30/2009	12.38	7.04	10.33
7/1/2009	9/30/2009	14.84	8.96	13.12
10/1/2009	12/31/2009	16.51	11.89	16.12

1/1/2010	3/31/2010	17.60	12.26	14.24
4/1/2010	4/30/2010	15.15	13.35	13.44

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P46

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	48.56	35.14	36.51
4/1/2006	6/30/2006	38.84	31.52	38.68
7/1/2006	9/29/2006	38.62	25.76	32.12
9/30/2006	12/29/2006	43.25	30.59	39.46

1/1/2007	3/30/2007	42.00	36.30	39.79
3/31/2007	6/29/2007	74.72	39.55	68.41
6/30/2007	9/28/2007	94.25	68.02	93.15
9/29/2007	12/31/2007	101.04	76.50	92.64

1/1/2008	3/31/2008	97.43	61.20	71.30
4/1/2008	6/30/2008	84.88	70.65	73.33
7/1/2008	9/30/2008	91.75	61.33	72.76
10/1/2008	12/31/2008	71.95	34.68	51.28

1/1/2009	3/31/2009	75.61	47.64	73.44
4/1/2009	6/30/2009	88.56	71.71	83.66
7/1/2009	9/30/2009	94.50	75.41	93.36
10/1/2009	12/31/2009	145.91	88.27	134.52

1/1/2010	3/31/2010	138.19	113.83	135.73
4/1/2010	4/30/2010	151.09	130.78	137.06

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P47

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	15.44	11.68	14.36
3/31/2007	6/29/2007	15.25	11.02	11.12
6/30/2007	9/28/2007	13.02	8.41	11.78
9/29/2007	12/31/2007	15.85	11.04	12.94

1/1/2008	3/31/2008	19.93	13.26	14.62
4/1/2008	6/30/2008	16.99	12.24	16.54
7/1/2008	9/30/2008	17.00	7.27	8.33
10/1/2008	12/31/2008	8.80	3.31	7.72

1/1/2009	3/31/2009	9.75	5.80	9.25
4/1/2009	6/30/2009	11.99	7.36	8.84
7/1/2009	9/30/2009	11.49	8.22	10.71
10/1/2009	12/31/2009	14.37	10.00	11.38

1/1/2010	3/31/2010	13.06	9.61	9.85
4/1/2010	4/30/2010	11.08	9.83	10.87

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P48

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	47.20	42.98	45.54
4/1/2006	6/30/2006	50.50	45.26	48.10
7/1/2006	9/29/2006	54.00	47.59	53.57
9/30/2006	12/29/2006	55.08	51.32	53.39

1/1/2007	3/30/2007	54.21	48.36	51.02
3/31/2007	6/29/2007	52.20	48.55	48.89
6/30/2007	9/28/2007	52.77	46.52	50.27
9/29/2007	12/31/2007	52.95	40.61	41.26

1/1/2008	3/31/2008	45.08	33.25	37.91
4/1/2008	6/30/2008	41.37	23.65	23.87
7/1/2008	9/30/2008	38.85	18.44	35.00
10/1/2008	12/31/2008	38.50	10.01	14.08

1/1/2009	3/31/2009	14.81	2.53	6.82
4/1/2009	6/30/2009	15.06	6.45	13.20
7/1/2009	9/30/2009	18.25	11.27	16.92
10/1/2009	12/31/2009	18.64	14.12	15.06

1/1/2010	3/31/2010	18.35	14.25	17.85
4/1/2010	4/30/2010	19.82	17.41	17.83

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P49

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	26.55	20.57	23.05
4/1/2006	6/30/2006	23.58	16.47	16.84
7/1/2006	9/29/2006	18.10	14.45	14.79
9/30/2006	12/29/2006	17.35	14.45	17.18

1/1/2007	3/30/2007	18.69	13.88	14.54
3/31/2007	6/29/2007	16.85	14.39	15.34
6/30/2007	9/28/2007	15.82	12.11	13.95
9/29/2007	12/31/2007	15.31	11.27	11.63

1/1/2008	3/31/2008	13.27	10.76	12.87
4/1/2008	6/30/2008	14.22	12.09	12.29
7/1/2008	9/30/2008	14.20	11.63	12.27
10/1/2008	12/31/2008	11.90	5.41	7.74

1/1/2009	3/31/2009	9.63	6.08	7.95
4/1/2009	6/30/2009	10.57	7.65	10.14
7/1/2009	9/30/2009	11.77	9.58	10.59
10/1/2009	12/31/2009	10.52	7.85	9.00

1/1/2010	3/31/2010	9.79	6.31	7.22
4/1/2010	4/30/2010	7.54	6.76	6.88

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P50

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	77.20	57.05	71.81
4/1/2006	6/30/2006	82.00	64.41	74.48
7/1/2006	9/29/2006	75.43	62.09	65.80
9/30/2006	12/29/2006	70.91	58.85	61.33

1/1/2007	3/30/2007	68.43	57.98	67.03
3/31/2007	6/29/2007	82.88	65.87	78.30
6/30/2007	9/28/2007	87.00	70.59	78.43
9/29/2007	12/31/2007	82.74	67.00	72.56

1/1/2008	3/31/2008	78.62	60.01	78.29
4/1/2008	6/30/2008	85.96	72.56	73.82
7/1/2008	9/30/2008	75.87	58.11	59.60
10/1/2008	12/31/2008	58.18	32.00	44.67

1/1/2009	3/31/2009	47.05	21.72	27.96
4/1/2009	6/30/2009	40.96	27.50	33.04
7/1/2009	9/30/2009	54.70	30.02	51.33
10/1/2009	12/31/2009	61.21	47.50	56.99

1/1/2010	3/31/2010	64.42	50.50	62.85
4/1/2010	4/30/2010	72.83	63.39	68.09

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P51

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	35.57	27.80	31.41
4/1/2006	6/30/2006	33.75	26.81	30.25
7/1/2006	9/29/2006	33.76	28.07	28.98
9/30/2006	12/29/2006	34.27	27.92	29.05

1/1/2007	3/30/2007	31.83	27.27	30.88
3/31/2007	6/29/2007	37.75	30.88	34.60
6/30/2007	9/28/2007	37.15	31.38	35.26
9/29/2007	12/31/2007	41.19	35.25	39.20

1/1/2008	3/31/2008	49.83	34.44	46.15
4/1/2008	6/30/2008	68.10	45.26	65.96
7/1/2008	9/30/2008	73.89	31.19	35.86
10/1/2008	12/31/2008	35.43	9.84	16.17

1/1/2009	3/31/2009	20.13	13.28	17.06
4/1/2009	6/30/2009	24.66	16.45	19.83
7/1/2009	9/30/2009	29.49	16.92	28.40
10/1/2009	12/31/2009	30.00	22.07	25.88

1/1/2010	3/31/2010	29.20	22.10	23.64
4/1/2010	4/30/2010	24.91	23.12	23.80

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P52

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	8.96	7.39	7.96
4/1/2006	6/30/2006	8.00	6.18	6.93
7/1/2006	9/29/2006	9.46	6.07	8.09
9/30/2006	12/29/2006	9.19	6.85	7.51

1/1/2007	3/30/2007	8.97	7.43	7.89
3/31/2007	6/29/2007	9.70	7.67	9.42
6/30/2007	9/28/2007	9.64	7.49	8.49
9/29/2007	12/31/2007	9.24	6.65	6.73

1/1/2008	3/31/2008	6.94	4.95	5.72
4/1/2008	6/30/2008	8.79	4.46	4.81
7/1/2008	9/30/2008	6.33	4.17	5.20
10/1/2008	12/31/2008	4.95	1.02	2.29

1/1/2009	3/31/2009	2.99	1.50	2.63
4/1/2009	6/30/2009	6.53	2.40	6.07
7/1/2009	9/30/2009	8.86	5.25	7.21
10/1/2009	12/31/2009	10.37	6.61	10.00

1/1/2010	3/31/2010	14.54	10.06	12.57
4/1/2010	4/30/2010	14.57	12.34	13.02

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P53

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	60.92	44.16	56.59
4/1/2006	6/30/2006	68.36	41.46	53.30
7/1/2006	9/29/2006	59.92	45.77	51.96
9/30/2006	12/29/2006	62.14	46.44	55.73

1/1/2007	3/30/2007	67.19	48.98	66.19
3/31/2007	6/29/2007	85.50	65.62	82.82
6/30/2007	9/28/2007	110.48	67.08	104.89
9/29/2007	12/31/2007	120.20	85.71	102.44

1/1/2008	3/31/2008	107.37	69.10	96.22
4/1/2008	6/30/2008	127.23	93.00	117.19
7/1/2008	9/30/2008	117.08	51.24	56.85
10/1/2008	12/31/2008	56.20	15.70	24.44

1/1/2009	3/31/2009	43.45	21.17	38.11
4/1/2009	6/30/2009	61.55	36.60	50.11
7/1/2009	9/30/2009	73.43	43.19	68.61
10/1/2009	12/31/2009	87.35	63.01	80.29

1/1/2010	3/31/2010	90.55	66.04	83.54
4/1/2010	4/30/2010	88.30	75.10	75.53

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P54

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	159.62	124.25	156.96
4/1/2006	6/30/2006	169.31	136.90	150.43
7/1/2006	9/29/2006	171.15	139.00	169.17
9/30/2006	12/29/2006	206.39	168.51	199.35

1/1/2007	3/30/2007	222.75	189.85	206.63
3/31/2007	6/29/2007	233.94	203.29	216.75
6/30/2007	9/28/2007	225.76	157.38	216.74
9/29/2007	12/31/2007	250.70	197.10	215.05

1/1/2008	3/31/2008	215.05	140.27	165.39
4/1/2008	6/30/2008	203.30	161.22	174.90
7/1/2008	9/30/2008	190.00	86.85	128.00
10/1/2008	12/31/2008	142.00	47.44	84.39

1/1/2009	3/31/2009	115.64	59.13	106.02
4/1/2009	6/30/2009	151.17	103.95	147.44
7/1/2009	9/30/2009	188.00	135.24	184.35
10/1/2009	12/31/2009	193.59	160.20	168.84

1/1/2010	3/31/2010	178.72	147.84	170.63
4/1/2010	4/30/2010	185.94	143.30	145.20

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P55

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	41.19	31.35	36.51
4/1/2006	6/30/2006	41.98	33.94	37.11
7/1/2006	9/29/2006	37.93	27.36	28.45
9/30/2006	12/29/2006	34.30	26.33	31.05

1/1/2007	3/30/2007	32.72	28.12	31.74
3/31/2007	6/29/2007	37.18	30.99	34.50
6/30/2007	9/28/2007	39.17	30.81	38.40
9/29/2007	12/31/2007	41.93	34.43	37.91

1/1/2008	3/31/2008	39.98	30.01	39.33
4/1/2008	6/30/2008	53.97	38.56	53.07
7/1/2008	9/30/2008	55.38	29.00	32.39
10/1/2008	12/31/2008	31.97	12.80	18.18

1/1/2009	3/31/2009	21.47	14.68	15.47
4/1/2009	6/30/2009	24.76	14.82	20.70
7/1/2009	9/30/2009	28.58	18.11	27.12
10/1/2009	12/31/2009	32.00	25.50	30.09

1/1/2010	3/31/2010	34.87	27.71	30.13
4/1/2010	4/30/2010	35.22	29.06	30.65

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P56

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	57.96	52.00	54.59
4/1/2006	6/30/2006	60.51	54.30	56.44
7/1/2006	9/29/2006	63.47	53.94	62.08
9/30/2006	12/29/2006	66.72	61.74	66.40

1/1/2007	3/30/2007	71.18	64.29	67.79
3/31/2007	6/29/2007	74.72	66.90	70.95
6/30/2007	9/28/2007	72.27	54.42	65.97
9/29/2007	12/31/2007	69.68	55.86	58.22

1/1/2008	3/31/2008	58.11	45.64	52.00
4/1/2008	6/30/2008	56.78	45.18	45.32
7/1/2008	9/30/2008	59.20	39.99	42.81
10/1/2008	12/31/2008	43.20	4.76	18.84

1/1/2009	3/31/2009	25.57	4.90	6.69
4/1/2009	6/30/2009	19.99	5.53	17.21
7/1/2009	9/30/2009	27.82	14.35	25.91
10/1/2009	12/31/2009	28.09	21.99	24.88

1/1/2010	3/31/2010	30.74	22.52	30.70
4/1/2010	4/30/2010	33.55	29.74	30.59

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P57

Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about May 18, 2010, which is the third business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

RBC Capital Markets Corporation
P58